                                                                     EXHIBIT 3.6

                                                                File #6067-095-1


                              ARTICLES OF AMENDMENT

1.       CORPORATE NAME:   AERIES HEALTHCARE OF ILLINOIS, INC.
                         -------------------------------------------------------

2.       MANNER OF ADOPTION OF AMENDMENT:

         The following amendment of the Articles of Incorporation was adopted on 6/28/2002, in the manner indicated below. ("X" one box only)
         ---------

[ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

[ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

[ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

[ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

[ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with
         Section 7.10;

[X] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

3.       TEXT OF AMENDMENT:

         a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

                  Article I:  The name of the corporation is:



--------------------------------------------------------------------------------
                                   (NEW NAME)

                                TEXT OF AMENDMENT

         b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

                  Amend Number 4, Paragraph 1, entitled Authorized Shares, Issued Shares and Consideration Received to reduce the Number of Shares Authorized from 100,000 to 1,000.


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4.       The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

         No Change

5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

         No Change

         (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

         No Change

                                            Before Amendment     After Amendment

                    Paid-in Capital         $                    $
                                            ----------------     ---------------


    (COMPLETE EITHER ITEM 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

6. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

         Dated    July 24, 2002              AERIES HEALTHCARE OF ILLINOIS, INC.
                  -------------              -----------------------------------

         attested by /s/ Steven T. Davidson  by  /s/ Joey A. Jacobs
                     ----------------------      -------------------------------

           Steven T. Davidson, Secretary         Joey A. Jacobs, President
         ----------------------------------      -------------------------------

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

         If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

         The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

         Dated                  ,
                ---------------- ----------------

         ---------------------------------  ------------------------------------

         ---------------------------------  ------------------------------------

         ---------------------------------  ------------------------------------

         ---------------------------------  ------------------------------------

                            ARTICLES OF INCORPORATION


1.       CORPORATE NAME:   AERIES HEALTHCARE OF ILLINOIS, INC.
                         -------------------------------------------------------

2.       Initial Registered Agent:  Mark R. Russell
                                   ---------------------------------------------

         Initial Registered Office:         8311 West Roosevelt Road
                                    --------------------------------------------

                                            Forest Park     IL    Cook     60130
                                    --------------------------------------------

3.       Purpose or purposes for which the corporation is organized:
         (If not sufficient space to cover this point, add one or more sheets of this size.)

         To engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act of 1983, as amended from time to time.

4.       Paragraph 1: Authorized Shares, Issued Shares and Consideration
         Received:

                              Par Value       Number of Shares         Number of Shares       Consideration to be
        Class                 Per Share          Authorized         Proposed to be Issued      Received Therefor
        --------------------------------------------------------------------------------------------------------
           Common             $   .01             100,000                  1,000                  $     1,000
        --------------------------------------------------------------------------------------------------------

        --------------------------------------------------------------------------------------------------------

        --------------------------------------------------------------------------------------------------------

        --------------------------------------------------------------------------------------------------------
                                                                                        TOTAL =   $     1,000

5.       OPTIONAL:  (a) Number of directors constituting the initial board of directors of the corporation: one
                                                      ---
                    (b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

                        Name                     Residential Address               City, State, ZIP
                    ------------------------------------------------------------------------------------
                        Mark R. Russell          8311 West Roosevelt Road          Forest Park, IL 60130
                    ------------------------------------------------------------------------------------

                    ------------------------------------------------------------------------------------

                    ------------------------------------------------------------------------------------


 6.      OPTIONAL:  (a) It is  estimated that the value of all property to be owned by the corporation for the following
                        year wherever located will be:                   $
                                                                         -------
                    (b) It is estimated that the value of the property
                        to be located within the State of Illinois
                        during the following year will be:               $
                                                                         -------
                    (c) It is estimated that the gross amount of
                        business that will be transacted by the
                        corporation during the following year will be:   $
                                                                         -------
                    (d) It is estimated that the gross amount of
                        business that will be transacted from places of
                        business in the State of Illinois during the
                        following year will be:                          $
                                                                         -------

7.       OPTIONAL:       OTHER PROVISIONS  See Articles 6 and 7 attached hereto.
                         Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorized preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.                       NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

         The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated           September 9                              ,    1999
      ---------------------------------------------------   -----------


          SIGNATURE AND NAME                             ADDRESS

1.   /s/ Shelley Clifford Panico           1.   321 North Clark St., Suite 3400
  -----------------------------------        -----------------------------------

          Shelley Clifford Panico               Chicago, IL  60610
  -----------------------------------        -----------------------------------

2.                                         2.
  -----------------------------------        -----------------------------------

  -----------------------------------        -----------------------------------

3.                                         3.
  -----------------------------------        -----------------------------------

  -----------------------------------        -----------------------------------


(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)
NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

--------------------------------------------------------------------------------

                                  FEE SCHEDULE

- The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

-        The filing fee is $75.

-        The minimum total due (franchise tax + filing fee) is $100.
         (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

- The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.
         Illinois Secretary of State        Springfield, IL 62756
         Department of Business Services    Telephone (217) 782-9522 or 782-9523

                            ARTICLES OF INCORPORATION

                       AERIES HEALTHCARE OF ILLINOIS, INC.



                                    ARTICLE 6

                             LIMITATION OF LIABILITY

         To the fullest extent permitted by the Illinois Business Corporation Act of 1983, as amended from time to time (the "Act"), directors of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Act, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the shareholders shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 7

                                 INDEMNIFICATION

         The current and former officers, directors and employees of the Corporation and the legal representatives of any such persons shall be indemnified by the Corporation, in accordance with the procedures established in the Bylaws of the Corporation from time to time in effect, to the fullest extent permitted by Illinois law. The Corporation, in accordance with procedures established in the Bylaws of the Corporation from time to time in effect and to the extent authorized in each specific instance by the Board of Directors, may indemnify any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of current and former officers, directors and employees of the Corporation.